Exhibit 99.1

AGY Holding Corp. Announces 2009 Third Quarter Consolidated Results

and Earnings Conference Call

AIKEN, SOUTH CAROLINA - (November 11, 2009) – AGY Holding Corp. (“AGY” or the “Company”) reports its consolidated 2009 third quarter results, including the impact of its acquisition of the 70% controlling ownership of Main Union Industrial Ltd (now known as AGY Hong Kong Limited, “AGY Asia”), which occurred on June 10, 2009.

•

Third quarter 2009 revenue of $41.7 million reflects a 27% increase compared to the second quarter of 2009 primarily due the acquisition of AGY Asia and an improvement in most of the market segments served by AGY. Compared to the third quarter of 2008, revenue in the third quarter of 2009 decreased by 32%.

•	AGY reported a loss from operations of $6.3 million for the third quarter of 2009, compared to income from operations of $7.1 million for the same quarter last year.

•

The Adjusted EBITDA loss attributable to AGY Holding Corp. of $2.1 million for the third quarter of 2009 (which excludes the portion of Adjusted EBITDA loss attributable to the 30% noncontrolling interest in AGY Asia) represents a $4.4 million improvement over the results in the second quarter of 2009 due to increased revenues, a lower cost structure and improved production efficiencies. Compared to the third quarter of 2008, Adjusted EBITDA for the quarter decreased by $15.7 million.

Summary Financial Performance

Including the Recent Acquisition

($ in millions)

	Quarter Ended September 30,		Year-to-date September 30,
	2009	2008	2009	2008
Net sales	$41.7	$61.1	$114.2	$183.2
(Loss) income from operations	(6.3)	7.1	(62.6)	18.8
Net (loss) income	(7.7)	1.0	(43.1)	0.4
Net (loss) income attributable to AGY Holding Corp. (1)	(7.5)	1.0	(42.7)	0.4

Non-GAAP measures:
EBITDA (2)	(2.1)	10.1	(29.0)	28.5
Adjusted EBITDA (2)	(1.8)	13.6	0.5	38.5
Adjusted EBITDA attributable to AGY Holding Corp. (3)	(2.1)	13.6	0.2	38.5
Adjusted EBITDA margin attributable to AGY Holding Corp (4)	(5.0)%	22.3%	0.2%	21.0%

See Appendix D where EBITDA and Adjusted EBITDA are defined and reconciled from net income (loss) determined under GAAP.

(1)	Net (loss) income attributable to AGY Holding Corp. excludes the portion of the net (loss) income attributable to the noncontrolling interest in AGY Asia.
(2)	Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, to measure operating performance.
(3)	Adjusted EBITDA attributable to AGY Holding Corp. excludes the portion of Adjusted EBITDA attributable to the noncontrolling interest in AGY Asia.
(4)	Adjusted EBITDA margin attributable to AGY Holding Corp. is calculated by dividing Adjusted EBITDA attributable to AGY Holding Corp. by net sales.

Net sales in the third quarter of 2009 were $41.7 million, which consists of $6.2 million of revenue reported by the AGY Asian business segment (AGY Asia) and $33.5 million of revenue reported by the AGY U.S. business segment. The AGY U.S. business segment’s third quarter 2009 revenue of $35.5 million represents a 42% decrease when compared to the third quarter of 2008. The decrease in third quarter 2009 revenue was due to lower demand across all business segments, while results in the third quarter of 2008 included shipments associated with the MRAP defense program. When compared to the second quarter of 2009, revenue in the third quarter for the AGY U.S. business segment increased by 13% as a result of improved order rates and re-stocking activities at several customers. Revenue generated by the AGY Asian business segment during the quarter was favorably impacted by a continuous improvement in Asian electronics demand. Year-to-date net sales, including $7.6 million of revenue reported by the AGY Asian business segment, were $114.2 million for the nine months ended September 30, 2009, representing a decrease of 38% over the comparable period of 2008.

The Company reported a consolidated loss from operations for the third quarter of 2009 of $6.3 million, compared to income from operations of $7.1 million reported during the same period of 2008. The AGY U.S. business segment reported a loss of $5.5 million for the third quarter of 2009 due to lower sales volumes, an unfavorable product mix associated with lower defense and aerospace shipments and the under-absorption of manufacturing overhead costs associated with inventory depletion. Year-over-year operational improvements and significant cost and headcount reductions partially offset the loss in volume and under-absorption of cost. The AGY Asian business segment reported a net operating loss of $0.6 million for the third quarter of 2009. For the nine months ended September 30, 2009, the Company reported a consolidated loss from operations of $62.6 million, compared to income from operations of $18.8 million during the same period in 2008. The year-to-date results for 2009 were negatively impacted by the non-cash impairment charge on goodwill of $44.5 million recognized during the second quarter of 2009 and lower volumes associated with the global economic downturn.

On a consolidated basis, the loss attributable to AGY Holding Corp. was $7.5 million for the third quarter of 2009, compared to income of $1.0 million reported for the same period of 2008. The net loss attributable to AGY Holding Corp. for the nine months ended September 30, 2009 was $42.7 million, compared to net income of $0.4 million reported for the nine months of 2008.

Adjusted EBITDA is a measurement management uses to measure operating results. The Company reported a consolidated Adjusted EBITDA loss attributable to AGY Holding Corp. of $2.1 million during the third quarter of 2009, compared to Adjusted EBITDA of $13.6 million for the comparable period of 2008. The AGY U.S. business segment results in the third quarter of 2009 were negatively impacted by lower volumes, an unfavorable product mix and approximately $7.0 million of expenses associated with inventory depletion activities including the under-absorption of period costs. Year-to-date operational improvements and cost savings of $4.8 million associated with restructuring initiatives partially offset these variances. The AGY Asian business segment reported $0.9 million of Adjusted EBITDA before noncontrolling interest for the three months ended September 30, 2009. Consolidated Adjusted EBITDA attributable to AGY Holding Corp. was $0.2 million for the first nine months of 2009, compared to the $38.5 million reported for the comparable period of 2008.

The Company’s consolidated cash balance as of September 30, 2009 was $2.1 million. Operating activities used $9.5 million during the first nine months of 2009 compared to cash provided by operations of $23.0 million during the comparable period of 2008. In 2009, lower inventory levels of $13.3 million were more than offset by the reported net loss of the Company. Excluding the net cash consideration paid for the acquisition of AGY Asia, cash provided by investing activities was $14.1 million, compared to cash used in investing activities of $34.0 million during the comparable period of 2008. In 2009, investing activities were favorably impacted by the sale of $11.1 million of excess alloy, while 2008 results included the purchase of $28.2 million of alloy metals necessary for defense related programs.

“The results in the third quarter reflect the actions we have implemented in 2009 to effectively manage the downturn in our global markets,” commented Doug Mattscheck, Chief Executive Officer. “We have significantly reduced our cost structure, improved manufacturing efficiencies and lowered working capital requirements. We believe AGY is well positioned to profitably leverage additional volumes to the extent the markets begin to regain traction at the end of 2009 and into 2010.”

AGY is a leading global producer of fiberglass yarns and high-strength fiberglass reinforcements used in a variety of composites applications. AGY serves a diverse range of markets including aerospace, defense, electronics, construction and industrial. Headquartered in Aiken, South Carolina, AGY has a European office in Lyon, France and manufacturing facilities in the U.S. in Aiken, South Carolina and Huntingdon, Pennsylvania and a controlling interest in a manufacturing facility in Shanghai, China. Additional information and a copy of this press release may be found at the Investor Relations section of the Company’s website, www.agy.com or by email at info@agy.com.

###

Certain statements contained in this release are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these risks and uncertainties are general economic and business conditions; the Company’s substantial debt and ability to generate cash flows to service its debt; the Company’s compliance with the financial covenants contained in its various debt agreements; changes in market conditions or product demand (including whether or not the Company is awarded certain new defense contracts that it has sought to obtain); the level of cost reduction achieved through restructuring and capital expenditure programs; changes in energy and raw material costs and availability; downward selling price movements; currency and interest rate fluctuations; increases in the Company’s leverage; the Company’s ability to effectively integrate acquisitions; changes in the Company’s business strategy or development plans; the timing and cost of plant closures; the success of new technology; and increases in the cost of compliance with laws and regulations. Factors that could cause actual results to differ materially from these forward-looking statements include but are not limited to those risk factors listed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. AGY does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Doug Mattscheck
AGY Holding Corp.
PH: 803-643-1182

The Company will hold a conference call to discuss the third quarter 2009 results and respond to questions. The details for the call are as follows:

Date:  November 12, 2009

Time:    11:00am EST

Dial-in number:  866-866-1333

International:  404-260-1421

Conference ID:  N/A (Operator Assisted)

Please dial in 10-15 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins.

Rebroadcast of this conference will be available two hours after it is complete. Parties who are interested in listening to the rebroadcast may dial 866-430-1300 or 404-260-1414 and when prompted enter pin – 4804300#. At system prompt dial ‘4’ to listen to a previously recorded conference. When prompted, enter confirmation number – 200911062183016#. The rebroadcast will be available through January 12, 2010.

Appendix A.

AGY Holding Corp. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share and per share data)

	September 30, 2009 (Unaudited)	December 31, 2008 (1)

Assets

Current assets:
Cash	$2,081	$4,760
Restricted cash	—	1,239
Trade accounts receivables, less allowances of $2,896 and $3,604 at September 30, 2009 and December 31, 2008, respectively	23,899	14,023
Inventories, net	29,202	39,992
Deferred tax assets	7,197	6,708
Other current assets	3,041	2,115

Total current assets	65,420	68,837
Property, plant and equipment, and alloy metals, net	255,777	178,880
Intangible assets, net	20,095	21,453
Goodwill	40,526	84,992
Other assets	1,534	1,325

TOTAL	$383,352	$355,487

Liabilities and Shareholder’s Equity

Current liabilities:
Accounts payable	$12,517	$9,494
Accrued liabilities	20,471	17,662
Short-term borrowings	5,661	—
Current portion of long-term debt	1,590	—

Total current liabilities	40,239	27,156
Long-term debt	223,714	191,400
Pension and other employee benefit plans	10,560	10,917
Other liabilities	4,035	—
Deferred tax liabilities	16,565	27,709

Total liabilities	295,113	257,182

Commitments and contingencies
Noncontrolling interest	12,012	—

Shareholder’s equity:
Common stock, $.0001 par value per share; 5,000,000 shares authorized; 1,291,667 shares issued and outstanding	—	—
Additional paid-in capital	122,336	101,729
Accumulated deficit	(46,737)	(4,047)
Accumulated other comprehensive income	628	623

Total shareholder’s equity	76,227	93,865

TOTAL	$383,352	$355,487

(1)	Derived from audited financial statements

Appendix B.

AGY Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, unless otherwise noted)

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net sales	$41,738	$61,143	$114,178	$183,177
Cost of goods sold	43,873	48,532	117,013	148,985

Gross profit (loss)	(2,135)	12,611	(2,835)	34,192
Selling, general and administrative expenses	3,981	5,006	12,029	14,358
Restructuring charges	27	—	752	—
Amortization of intangible assets	250	465	752	1,394
Goodwill impairment charge	—	—	44,466	—
Other operating (expense) income	98	—	(1,769)	319

Income (loss) from operations	(6,295)	7,140	(62,603)	18,759
Other non-operating (expense) income:
Interest expense	(5,717)	(5,222)	(16,101)	(17,858)
Gain on bargain purchase	—	—	22,540	—
Other income (expense), net	285	(127)	1,413	(18)

Income (loss) before income tax benefit (expense)	(11,727)	1,791	(54,751)	883
Income tax benefit (expense)	3,980	(792)	11,635	(446)

Net income (loss)	(7,747)	999	(43,116)	437
Less: Net loss attributable to the noncontrolling interest	(229)	—	(426)	—

Net income (loss) attributable to AGY Holding Corp.	$(7,518)	$999	$(42,690)	$437

Appendix C.

AGY Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows

	(Unaudited)
	Nine Months Ended September 30,
	2009	2008

Cash flow from operating activities:
Net (loss) income	$(43,116)	$437
Adjustments to reconcile (net loss) net income to net cash (used in) provided by operating activities:
Goodwill impairment charge	44,466	—
Depreciation	8,858	8,343
Alloy metals depletion, net	4,830	8,964
Amortization of debt issuance costs	535	543
Amortization of intangibles with definite lives	752	1,394
Gain on sale, disposal or exchange of property and equipment and alloy metals	(450)	(750)
Gain on early extinguishment of debt	(1,138)	—
Effect of adopting ASC 805 for acquisition-related costs	1,098	—
Stock compensation	607	805
Gain on bargain purchase for majority interest business acquisition	(22,540)	—
Deferred income tax (benefit) expense	(11,633)	700
Changes in assets and liabilities (net of effect of assets acquired and liabilities assumed in acquisition):
Trade accounts receivable	(4,347)	(2,157)
Inventories	13,292	(33)
Other assets	637	244
Accounts payable	248	(470)
Accrued liabilities	(1,242)	4,051
Pension and other employee benefit plans	(357)	912

Net cash (used in) provided by operating activities	(9,500)	22,983

Cash flows from investing activities:
Purchases of property and equipment and alloy metals	(10,074)	(36,726)
Adjustment of Continuous Filament Mat business purchase price	—	2,300
Proceeds from the sale of property and equipment and alloy metals	11,074	1,326
(Increase) decrease in restricted cash	13,056	(20)
Payment for majority interest business acquisition, net of cash acquired	(18,153)	—
Other investing activities	—	(848)

Net cash used in investing activities	(4,097)	(33,968)

Cash flows from financing activities:
Proceeds from Revolving Credit Facility borrowings	46,825	60,500
Payments on Revolving Credit Facility borrowings	(45,475)	(53,400)
Purchases of Senior Secured Notes	(1,793)	—
Proceeds from AGY Asia Credit Facility	3,635	—
Payments on Shanghai Grace Fabric Corporation loan	(12,309)	—
Payments on capital leases	—	(221)
Capital contribution	20,000	—

Net cash provided by financing activities	10,883	6,879

Effect of exchange rate changes on cash	35	15

Net decrease in cash	(2,679)	(4,091)

Cash, beginning of period	4,760	5,204

Cash, end of period	$2,081	$1,113

Appendix D.

AGY Holding Corp. and Subsidiaries

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(Dollars in thousands, unless otherwise noted)

The Company’s management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, to measure operating performance. The most directly comparable financial measure determined under GAAP is net income (loss), the calculation of which for the three and nine months ended September 30, 2009 and 2008 is set forth on Appendix B.

EBITDA and Adjusted EBITDA (which are defined below) are reconciled from net income (loss) determined under GAAP as follows (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Statement of operations data:
Net (loss) income	$(7,747)	$999	$(43,116)	$437
Interest expense	5,717	5,222	16,101	17,858
Income tax (benefit) expense	(3,980)	792	(11,635)	446
Depreciation and amortization	3,955	3,106	9,610	9,737

EBITDA	$(2,055)	$10,119	$(29,040)	$28,478

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

EBITDA	$(2,055)	$10,119	$(29,040)	$28,478
Adjustments to EBITDA:
Alloy depletion charge, net	65	3,093	4,830	8,964
Non-cash compensation charges	58	223	607	805
Management fees	188	188	563	563
Acquisition-related costs expensed in accordance with ASC 805	188	—	2,628	—
Gain on early extinguishment of debt	—	—	(1,138)	—
Restructuring charges	27	—	752	—
Cost associated with the exit of Anderson facility	—	16	—	639
Goodwill impairment charge	—	—	44,466	—
Purchase bargain gain	—	—	(22,540)	—
Disposition of assets (gain) & others	(227)	—	(616)	(930)

Adjusted EBITDA	(1,756)	13,639	512	38,519
Less: Adjusted EBITDA attributable to the noncontrolling interest	(300)	—	(263)	—

Adjusted EBITDA attributable to AGY Holding Corp.	$(2,056)	$13,639	$249	$38,519

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Adjusted EBITDA allocated to AGY Holding Corp. segment breakdown:
AGY US and Corporate	$(2,757)	$13,639	$(365)	$38,519
AGY Asia	701	—	614	—

	$(2,056)	$13,639	$249	$38,519

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure used by management to measure operating performance. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the result of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, management believes EBITDA provides more comparability between AGY’s historical results and results that reflect purchase accounting and changes in AGY’s capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA (as well as Adjusted EBITDA) may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA is a non-GAAP financial measure which is defined as EBITDA further adjusted as permitted and calculated in the manner that consolidated cash flow is calculated under the indenture governing the Company’s senior second lien notes, relative to certain provisions, including but not limited to, restricted payments and incurrence of additional indebtedness.